SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant (   )
Filed by a Party other than the Registrant ( x )
Check the appropriate box:
( x ) Preliminary Proxy Statement
(   ) Definitive Proxy Statement
(   ) Definitive Additional Materials
(   ) Soliciting Material pursuant to section240.11(c) or section240.14a-12

BANYAN STRATEGIC REALTY TRUST
(Name of Registrant as Specified in its Charter)

DAVID O. KOMPARE
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
( x ) $125 per Exchange Act Rules 0-11(c)(ii), 14a-6(i)(1),
or 14a-6(j)(2).
(   ) $500 per each party to the controversy pursuant to
Exchange Act Rule 141-6(I)(3).
(   ) Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
Shares of Beneficial Interest
2) Aggregate number of securities to which transaction applies:
10,471,102
3) Per unit price or other underlying value of transaction computed to Exchange Act Rule 0-11: N/A
4) Proposed maximum aggregate value of transaction:  N/A

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: ........................
2) Form, Schedule or Registration Statement No.: .......
3) Filing Party: ...................................
4) Date Filed: .........................................






FORM OF PROXY


BANYAN STRATEGIC REALTY TRUST
150 SOUTH WACKER DRIVE
SUITE 2900
CHICAGO, ILLINOIS 60606

This Proxy is solicited on behalf of the Board of Trustees

The undersigned hereby appoints Leonard G. Levine and Robert G. Higgins, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the Shares of Beneficial Interest of Banyan Strategic Realty Trust (the "Trust")

held of record by the undersigned on May 9, 1995, at the Annual Meeting of Shareholders when convened on June 27, 1995, or any adjournment thereof.






Continued on the reverse side.






This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

1. PROPOSAL to elect three Class A Trustees to hold office until the next Annual Meeting of Shareholders, or otherwise as provided in the Trust's Amended and Restated Declaration of Trust. (check one box):
                       FOR       AGAINST
WALTER E. AUCH, SR.
NORMAN M. GOLD
MARVIN A. SOTOLOFF

For: except vote withheld from the following nominee(s):
_________________________________________________________


2. PROPOSAL to concur in the selection of Ernst & Young LLP as the Trust's independent auditor for the fiscal year ending
December 31, 1995. (check one box):

FOR   AGAINST   ABSTAIN

3. PROPOSAL to authorize and ratify the issuance of Award Shares to Mr. Leonard G. Levine pursuant to the terms of his Employment

Agreement and to authorize future issuances of Award Shares to Mr. Levine subject to satisfaction of conditions precedent to the issuance contained in the Employment Agreement.

FOR   AGAINST   ABSTAIN

4. In their discretion, the Proxies are authorized to transact any other business as may properly come before the Meeting, or any adjournment thereof.

DATED:_________________________, 1995

_____________________________________
Signature
_____________________________________
Signature if held jointly

Sign exactly as name appears at left. If joint tenant, both should sign. If attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign corporate name by President or authorized officer.
If partnership, sign in full partnership name by authorized person.

Please promptly mark, date, sign and return this card using the enclosed envelope. Please contact the Trust's proxy solicitor, Chemical Bank At (800) 667-6589, with any questions regarding the above.









BANYAN STRATEGIC REALTY TRUST
150 South Wacker Drive, Suite 2900
Chicago, Illinois 60606
312-553-9800


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Banyan Strategic Realty Trust:

Notice is hereby given that the annual meeting of shareholders
(the "Meeting" or the "Annual Meeting") of Banyan Strategic Realty Trust, a Massachusetts business trust (the "Trust" or the "Fund"), will be convened at The 410 Club, 410 North Michigan Avenue, Chicago, Illinois, on June 27, 1995, at 11:00 a.m. central time (the "Meeting Date"). All shareholders of the Trust (the "Shareholders") are entitled to attend the Meeting. The Annual Meeting of Shareholders will be held for the following purposes:

(1) To elect three Class A trustees to hold office until the next
Annual Meeting of Shareholders or otherwise as provided in the Trust's Amended and Restated Declaration of Trust (the "Declaration");

(2) To concur in the selection of Ernst & Young LLP as the Trust's independent auditor for the fiscal year ending December 31, 1995;

(3) To authorize and ratify the issuance of Award Shares to Mr. Leonard G. Levine pursuant to the terms of his Employment Agreement and to authorize the future issuance of Award Shares to Mr. Levine subject to satisfaction of conditions precedent to the issuance contained in the Employment Agreement.

(4) To transact any other business as may properly come before the Meeting, or any adjournment thereof.

Only Shareholders of record at the close of business on May 9, 1995 are entitled to receive notice of and to vote at the Meeting or any adjournment thereof (the "Eligible Holders"). A complete list of Eligible Holders will be available for inspection at the Trust's offices for at least 10 days prior to the Meeting.



A proxy statement and form of proxy are enclosed. Whether or not you expect to attend the Annual Meeting, it is important that you promptly fill in, sign, date and mail the proxy in the enclosed envelope so that your shares may be voted for you.

By order of the Board of Trustees:
Robert G. Higgins
Secretary

The Trust's 1994 Annual Report is enclosed with this notice.







PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS OF
BANYAN STRATEGIC REALTY TRUST
JUNE 27, 1995

This proxy statement is furnished to the holders of shares
("the Shareholders") of beneficial interest, no par value
(the "Shares"), of Banyan Strategic Realty Trust, a Massachusetts business trust (the "Trust" or the "Fund"), in connection with the solicitation of proxies by the Trust's board of trustees (the "Trustees" or the "Board") for use at the annual meeting of Shareholders. The Trust's Amended and Restated Declaration of Trust (the "Declaration") requires the Trustees to call and hold an annual meeting of Shareholders not less than thirty days after delivery of the Trust's Annual Report and within six months after the end of each fiscal year. The Trust's 1994 annual meeting of Shareholders will be convened on June 27, 1995, at approximately 11:00 a.m. central time, and any adjournment thereof (the "Annual Meeting" or the "Meeting"). Copies of this Proxy Statement, the attached notice, and the enclosed form of proxy were first sent or given to Shareholders on or about May 15, 1995. Shareholders who wish to attend the Annual Meeting should contact the Trust at 312-553-9800 so that arrangements can be made.

The Trust will bear all costs in connection with the solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by the Trustees, the Trust's officers or by employees of Banyan Management Corp. None of these individuals will be compensated for proxy solicitation services, but they may be reimbursed for out-of-pocket expenses in connection with the solicitation. For further information regarding Banyan Management Corp., see "Certain Relationships and Related Transactions." Arrangements will also be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Shares held of record by those persons, and the Trust may reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. Further, the Trust has retained the proxy solicitation services of Chemical Bank to assist in the solicitation of proxies for the Annual Meeting at a fee payable by the Trust of $4,750 plus out-of-pocket expenses.

Shares represented by properly executed proxies in the accompanying form received by the Board prior to the Annual Meeting will be voted at the Annual Meeting. Shares not represented by properly executed proxies will not be voted. If a Shareholder specifies a choice with respect to any matter to be acted upon, the Shares represented by that proxy will be voted as specified. If the Shareholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by that proxy will be voted with respect to that proposal in accordance with the recommendations of the Board described herein. A Shareholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Trust before the proxy is voted at the Annual Meeting;
(ii) executing and delivering a later-dated proxy; or (iii) attending the Annual Meeting and voting the Shares in person.

The close of business on May 9, 1995 has been fixed as the date for determining those Shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date, the Trust had 10,471,102 Shares outstanding, each of which entitles the holder thereof to one vote at the Annual Meeting. Only Shareholders of record as of the Record Date will be entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of Beneficial Interest, represented in person or by proxy at the Annual Meeting, will constitute a quorum. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. All other matters to be voted on will be decided by the affirmative vote of a majority of the Shares present or represented at the meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote but, because Shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

The mailing address of the principal executive offices of the Trust is 150 South Wacker Drive, Suite 2900, Chicago, Illinois 60606.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following entity is the only entity or individual known to the Trust to be the beneficial owner of more than five percent (5%) of the outstanding shares as of April 26, 1995:



Title of Class: Shares of Beneficial Interest
Name and Address of Beneficial Owner:
  Fidelity Management and Research Corp.
  82 Devonshire Street
  Boston, MA  02109
Amount of Beneficial Ownership: 1,110,550
Percent of Class: 10.61%

The following table sets forth the number of Shares owned by all Trustees and Officers owning Shares, and all Trustees and Officers as a group as of April 26, 1995:





Name of Beneficial Owner;Amount & Nature of Beneficial Ownership;
Percent of Class

Leonard G. Levine, President; 9,000 shares; Less than 1%
Neil D. Hansen, First Vice President; 4,132 shares; Less than 1%

All Trustees and Officers of the Trust, as a group (eight persons); 13,132 shares; Less than 1%


The Trust is not aware of any arrangements, the operation of which may at a subsequent date result in a change of control of the Trust.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Trust's officers and trustees, and persons who own more than ten percent of a registered class of the Trust's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Beneficial Interest and other equity securities of the Trust with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD").
The SEC requires officers, trustees and greater than ten percent shareholders to furnish the Trust with copies of all these forms filed with the SEC or the NASD.

To the Trust's knowledge, based solely on its review of the copies of these forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Trust believes that all filing requirements applicable to its officers, trustees, and treater than ten percent beneficial owners were complied with during 1994.






MATTERS TO BE CONSIDERED BY SHAREHOLDERS

1. Election of Trustees

Three individuals will be elected at the Annual Meeting to serve as Class A Trustees of the Trust until the next annual meeting of Shareholders or otherwise as provided in the Declaration. Unless instructions to the contrary are given, the persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the following nominees for Class A Trustees with respect to all proxies received by the Trust. If any nominee should become unavailable for any reason, the votes will be cast for a substitute nominee designated by the Board. The Trustees have no reason to believe that the nominees named will be unable to serve if elected.

The nominees for Class A Trustee are as follows:



Name; Age; Trustee Since
Principal Occupation(s) During Past Five Years  Trustee Since

Walter E. Auch, Sr.; 73; 1986
Prior to retiring, Mr. Auch was the Chairman and Chief Executive Officer of the Chicago Board of Options Exchange. Prior to that time, Mr. Auch was Executive Vice President, Director and a member of the executive committee of PaineWebber. Mr. Auch is a Director of Pinco L.P., Geotek Industries, Smith Barney Advisors Fund, Pacific Corinthian VIP Fund, Smith Barney Trak Fund, Express America Corp., Nicholas Applegate Funds and Fort Dearborn Fund and a trustee of Hillsdale College and the Arizona Heart Institute. Mr. Auch is also a Director of Banyan Strategic Land Fund II, Banyan Mortgage Investment Fund and Banyan Management Corp.



Norman M. Gold; 64; 1986
Senior Partner in the law firm of Altheimer & Gray; Mr. Gold has practiced law for over 40 years, specializing in taxation, corporate and real estate law. Mr. Gold is a Trustee of New Plan Realty Trust and Banyan Short Term Income Trust; Director of Banyan Management Corp.; Certified Public Accountant; and member of Chicago and American Bar Associations.

Marvin A. Sotoloff; 51; 1986
Regional Vice President of Premisys Marketing Services, Inc., a division of Premisys Real Estate Services, Inc., a national real estate services firm involved in the leasing and management of office, retail and industrial properties, Mr. Sotoloff served as the Executive Vice President of The Palmer Group, Ltd. from 1979 to 1993.
A licensed real estate broker, Mr. Sotoloff is a Trustee of Banyan Short Term Income Trust; Director of Banyan Management Corp.; and a member of the Illinois and Pennsylvania Bar Associations.


The Board is required to meet at least four times per year, either in person or by telephonic conference. The Board met four times in 1994, including two times as the Audit Committee. The Trustees did not establish any nominating, compensation or other committees or other groups performing similar functions during 1994, other than the Audit Committee which is comprised of all of the Trustees.

RECOMMENDATION OF THE BOARD: The Board hereby recommends and nominates Messrs. Auch, Gold and Sotoloff for election as Class A Trustees of the Trust by the Shareholders at the Annual Meeting to serve until the next annual meeting of Shareholders or as otherwise provided in the Declaration.

The affirmative vote of a majority of the votes cast by Shareholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required to elect each of the nominees listed above.

2. Selection of Independent Auditor

The Trust's financial statements, including those for the fiscal year ended December 31, 1994, are included in the Annual Report furnished to all Shareholders. The year-end statements have been audited by the independent firm of Ernst & Young LLP which has served as the Fund's independent auditor since the fiscal year ended December 31, 1989.
The total fees paid or accrued to Ernst & Young LLP in connection with the 1994 audit is approximately $65,000. The Board believes that Ernst
& Young LLP is knowledgeable about the Trust's operations and accounting practices and is well qualified to act in the capacity of independent auditor. Therefore, the Board has selected Ernst & Young LLP as the Trust's independent auditor to examine its financial statements for the fiscal year ended December 31, 1995. Although the selection of an auditor does not require a Shareholder vote, the Board believes it is desirable to obtain the concurrence of the Shareholders to this selection. Due to the difficulty and expense involved in retaining another independent firm on short notice, the Board does not contemplate appointing another firm to act as the Trust's independent auditor for fiscal year 1995 if the Shareholders do not concur in the appointment of Ernst & Young LLP. Instead, the Board will consider the vote as advice in making their selection of an independent auditor for the following year.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD: That the Shareholders concur in the following resolution which will be presented for a vote of the Shareholders at the Annual Meeting:

RESOLVED, that the Shareholders concur in the appointment by the Board of Ernst & Young LLP to serve as the Trust's independent auditor for the fiscal year ended December 31, 1995.

The affirmative vote of a majority of the votes cast by Shareholders present in person or by proxy and eligible to vote at the Annual Meeting, a quorum being present, is to adopt the foregoing resolution.

3. Approval of Award Shares

Mr. Leonard G. Levine serves as the President and Chief Executive Officer of the Trust pursuant to an employment agreement entered into January 1, 1990 and subsequently amended on January 1, 1993 (the "Employment Agreement"). Pursuant to the Employment Agreement, all incentive compensation for reinvestment activities earned subsequent to January 1, 1993 is to be paid 80% in cash and 20% in shares of the Trust ("Award Shares") on or before March 15 of the year following the period for which the incentive is earned.
The purpose of providing a portion of Mr. Levine's incentive compensation in the form of Award Shares is to further align Mr. Levine's interests with those of the Shareholders. As of December 31, 1994, the estimate of Mr. Levine's incentive compensation earned on returns on reinvestment activities was $124,500. Payment of Mr. Levine's incentive compensation is scheduled to occur during the second quarter of 1995 with the payment of $24,900 in the form of Award Shares. The Award Shares would be held by the Trust pending satisfaction of the vesting requirements.
See "Compensation of Directors and Executive Officers--Executive Compensation." Pursuant to requirements set by the Nasdaq National Market, the Board is seeking authorization for future issuance of Award Shares to Mr. Levine pursuant to the terms of the Employment Agreement.

In the event the Shareholders do not approve the issuance of Award Shares, the Board intends to amend the Employment Agreement to provide Mr. Levine with economic benefits substantially similar to those provided by the Award Shares either in the form of a phantom stock plan or straight cash payments equal in value to the Award Shares which would otherwise be issued.

RECOMMENDATION OF THE BOARD:  The Board believes the issuance of Award
Shares serves to align Mr. Levine's interests with those of the Shareholders and recommends that the Shareholders concur in the following resolution which will be presented for a vote of Shareholders at the Annual Meeting:

RESOLVED, that the Fund be and hereby is authorized to make future issuances of Award Shares to Mr. Levine subject to satisfaction of conditions precedent to the issuance contained in the Employment Agreement.

The affirmative vote of a majority of the votes cast by Shareholders present in person or by proxy and eligible to vote at the Annual Meeting, a quorum being present, is required to adopt the foregoing resolution.


EXECUTIVE OFFICERS

The following table sets forth information with respect to the Trust's executive officers. Each officer is elected by the Trustees and serves until his successor is elected and qualified or until his death, resignation or removal by the Trustees:



Name; Age; Office & Year First Elected
Other Principal Occupation(s) During Past Five Years

Leonard G. Levine; 48; President, 1990
For a period in excess of five years prior to January 1, 1990, Mr. Levine was Senior Vice President of VMS Realty Partners. Mr. Levine also serves as President of Banyan Management Corp. and Banyan Mortgage Investment Fund,Banyan Short Term Income Trust and Banyan Strategic Land Fund II (collectively, these Banyan entities are referred to as the "Banyan Funds").

Neil D. Hansen; 48; First Vice President, 1991
From 1988 to 1990, Mr. Hansen was Senior Vice President of Ruff Callaghan & Hemmeter Company and Executive Vice President, Secretary and Treasurer of Resort Income Investors, Inc. Mr. Hansen serves as First Vice
President of each of the other Banyan Funds and Banyan Management Corp.

Robert G. Higgins; 43; Vice President-General Counsel, 1992, Secretary, 1995 From 1990 to 1992, Mr. Higgins was a contract partner at the law firm of Chapman and Cutler. From 1984 to 1990, Mr. Higgins was a partner at the law firm of Schwartz & Freeman where he concentrated in the area of real estate development. Mr. Higgins is admitted to the bar in the States of Illinois, Minnesota and Texas. Mr. Higgins also serves as Vice President
- -General Counsel and Secretary of each of the other Banyan Funds and Banyan Management Corp.

Joel L. Teglia; 33; Vice President-Chief Financial Officer, 1994
From 1991 to 1994, Mr. Teglia was the Controller for Banyan Management Corp. From 1986 to 1990, Mr. Teglia held positions as Project Controller and Director of Finance and Budgeting at the Prime Group, Inc., an international real estate investment and development firm. Mr. Teglia also serves as Vice President and Chief Financial Officer of each of the Banyan Funds and Banyan Management Corp.

COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

A.  Trustee Compensation

The Trustees are paid an annual fee of $15,000, payable quarterly, plus $875 for each Board meeting, including meetings of the Audit Committee, attended in person and $250 an hour for each Board meeting, including meetings of the Audit Committee, attended via telephonic conference call. In addition, each Trustee is reimbursed for out-of-pocket expenses incurred in attending meetings of the Board.

B.  Executive Compensation

Compensation paid to executive officers of the Trust for the years ended December 31, 1994, 1993 and 1992 are as follows:

Annual Compensation:
- --------------------
Leonard G. Levine, President & Chief Executive Officer (1)
Salary: 1994 $179,000; 1993 $175,000; 1992 $77,597
Bonus (2): 1994 $0; 1993 $0; 1992 $348,356
Other Annual Compensation: 1994 n/a; 1993 n/a; 1992 n/a

Long-Term Compensation:
- -----------------------
Awards:
Restricted Stock Awards: 1994 n/a; 1993 n/a; 1992 n/a
Options/SARs (#): 1994 n/a; 1993 n/a; 1992 n/a
Payouts:
LTIP Payouts: 1994 n/a; 1993 n/a; 1992 n/a

All Other Compensation:
- -----------------------
1994 n/a; 1993 n/a; 1992 n/a

(1) Compensation for the next four highest paid executives of the Trust for 1994, 1993 and 1992 was less than $100,000 per individual.
(2) See incentive compensation program disclosure below.

Mr Levine serves as President and Chief Executive Officer of the Trust pursuant to an employment agreement entered into on January 1, 1990. The agreement has been amended extending the term through December 31, 1997.

Under the terms of the contract, Mr. Levine is paid a salary equal to $179,900 per year. His base salary is adjustable January 1 of each year based on increases in the Consumer Price Index. Effective January 1, 1994 Mr. Levine's salary increased to $179,900 reflecting an increase in the Consumer Price Index of 2.8%.

In addition to the base salary, Mr. Levine may receive, at the Board's discretion, additional compensation in the form of a bonus, although no such bonus was received for fiscal year 1994. Further, Mr. Levine is eligible to receive compensation under an incentive program included in his contract. For the year ended December 31, 1992, Mr. Levine earned incentive compensation equal to: (i) 0.56% of the Trust's collateralized claims which were converted into cash; (ii) 1.35% of the Trust's unsecured claims which were converted into cash; (iii) the percentage increase in the Trust's market capitalization between January 1, 1990 and the end of each calendar year (0.25% of the first 10% increase, 0.50% of the next 10% increase and 1.00% of any increase in excess of 20%); and (iv) 0.10% of the amount of cash distributions to shareholders of the Trust.

Effective January 1, 1993, Mr. Levine earns incentive compensation based on the recovery of foreclosed real estate and unsecured notes receivable owned by the Trust as of December 31, 1992 and on the performance of the Trust's reinvestment activities. In particular, Mr. Levine will earn incentive compensation on foreclosed real estate and unsecured notes receivable assets equal to: (i) 1% of the amount of the Trust's collateralized claims which are converted to cash, and (ii) 3% of the Trust's unsecured claims which are converted to cash. Mr. Levine's annual incentive compensation earnings from Reinvestment Activities are based on reinvestment returns, adjusted for unrealized losses, to the Trust in excess of a set index, based on the yield on five-year Treasury Notes plus 100 basis points according to the following:
(i) $500 for each basis point by which the Trust's rate of return from reinvestment activities exceeds the above index up to 500 basis points, and (ii) $250 per each basis point by which the rate of return from reinvestment activities exceeds the above index plus 500 basis points. The index for the year ended December 31, 1994 was 6.29%.

Mr. Levine is paid incentive compensation earned on the Trust's "foreclosed" assets as soon as practical after the end of each calendar year without regard to whether he is employed by the Trust on the date of payment. Incentive earnings on reinvestment activities are paid 80% in cash and 20% in shares ("Award Shares") of the Trust on March 15 of the year following the period for which the incentive was earned. See "Item 3. Approval of Award Shares." The Award Shares are subject to forfeiture and certificates representing the Award Shares will be held by the Trust pending satisfaction of the vesting requirements. As of December 31, 1994, the estimate of Mr. Levine's incentive compensation earned on recovery of Foreclosed Assets and returns on reinvestment activities was $12,139 and $124,500, respectively. Payment of Mr. Levine's incentive compensation will occur during the second quarter of 1995 with the payment of $111,739 of the incentive in cash and the remaining incentive consisting of Award Shares of the Trust as determined pursuant to his employment contract.

Either Mr. Levine or the Trust can terminate the employment agreement at any time upon 90 days written notice. If the Trust terminates the agreement for cause, or Mr. Levine voluntarily terminates, the Trust will pay all salary and incentive compensation earned through the date of termination. In the event of Mr. Levine's death or permanent disability, he is entitled to all incentive compensation earned through the date of his disability or death plus any disability or life insurance proceeds, but he is not entitled to any other severance payments. If his employment is terminated without cause following a change of control (as defined in the employment agreement) the Trust is obligated to pay Mr. Levine's salary during the remainder of the employment period and must pay him all incentive compensation which he would have earned if all the Trust's assets had been converted into cash and all proceeds were distributed.
If Mr. Levine is terminated without cause but no change of control has occurred, he will receive a severance payment equal to one year's salary plus all incentive compensation earned through the date of his termination (including incentive compensation based upon assets converted into cash within one year following his termination in accordance with an expression of interest received by the Trust prior to Mr. Levine's termination), plus an amount equal to the full cost of continuing Mr. Levine's health benefits for one year.

C.  Board of Trustees Report on Executive Compensation

This report was prepared by the members of the Trust's board of trustees (the "Board"), all of whom are independent. The Board does not have a separate compensation committee. Instead, the Board as a whole establishes and administers compensation policies for the Trust's principal executive officers.

The Board is guided by the following principles in establishing executive compensation: (1) attracting and retaining outstanding executive officers familiar with the Trust's business; and (2) ensuring that a substantial portion of executive compensation is variable and tied to quantifiable measures of the Trust's performance. These principles are discussed in more detail below.

Chief Executive Compensation

In early 1990, the Board suspended the Trust's advisory relationship with VMS Realty Partners which was subsequently terminated and hired Leonard G. Levine to serve as the Trust's president and chief executive officer.
Since the focal point of the Trust's business plan at that time was to gain control of the assets securing mortgage loans made by the Trust which were in default, a substantial portion of Mr. Levine's compensation was tied to the Trust's recovery of both secured and unsecured claims.

In mid-1992, the Board authorized investment of the cash recovered on the secured and unsecured claims (the "Investible Cash") and subsequently amended Mr. Levine's contract effective as of October 1, 1992. Under this amended contract, which expires December 31, 1997, Mr. Levine receives a base salary of $179,900 per year plus incentive compensation tied in part to recoveries on the remaining secured and unsecured claims converted into cash on or after January 1, 1993 and in part to the returns earned on the Investible Cash which is invested in new real estate assets. The base salary is subject to annual adjustments tied to increases in the Consumer Price Index.

In establishing Mr. Levine's compensation package, the Board reviewed industry compensation studies compiled by independent consultants and considered Mr. Levine's experience and knowledge of the real estate market in general and the Trust asset base in particular. The Board designed a program which, in its view, sets realistic performance standards taking into account the long-term nature of real estate investment. Under the program established by the Board, Mr. Levine earns incentive compensation based on recoveries of secured and unsecured claims equal to: (i) 1% of the amount of the secured claims converted to cash on or after January 1, 1993 and prior to the end of Mr. Levine's employment; and (ii) 3% of the unsecured claims converted to cash on or after January 1, 1993 and prior to the end of Mr. Levine's employment. Mr. Levine will also earn incentive compensation based on the returns earned, over a "hurdle rate," on the
Investible Cash.   The Board has set a "hurdle" rate for each calendar
year equal to the yield on a five-year Treasury Note as of January 1 of each calendar year plus 100 basis points (the "Index"). Mr. Levine earns incentive compensation equal to: (i) $500 for each basis point by which the Trust's rate of return on the Investible Cash exceeds the Index up to the Index plus 500 basis points; and (ii) $250 for each basis point by which the rate of return on the Investible Cash exceeds the Index plus 500 basis points. None of Mr. Levine's incentive compensation is tied to the Trust's stock performance since the Board believes that the Trust's share price does not necessarily reflect management performance. The hurdle rate for the year ended December 31, 1994 was 6.29%.

Twenty percent of the incentive compensation Mr. Levine earns from the returns on the Investible Cash is paid in Trust shares (the "Award Shares") which are subject to forfeiture. See Item 3. "Approval of Award Shares." The incentive compensation related to reinvestment activities is calculated on a cumulative basis from January 1, 1993 through the earlier of December 31, 1997 or Mr. Levine's termination. If such cumulative incentive compensation is less than the annual incentive compensation from reinvestment activities paid, all or a portion of the Award Shares shall be forfeited and returned to the Trust.

Mr. Levine also receives life insurance in an amount not less than twice his base salary. If Mr. Levine becomes disabled during the employment period, he is to be paid 100% of his salary for six months following his disability. He is also entitled to any other benefits which the Trust or Banyan Management Corp. may provide for their other salaried employees.

Other Executive Compensation

The Trust does not have any other principal executive officers who earn base salaries and bonus in excess of $100,000. The Board has not established any long-term incentive plans for these individuals.Instead, Mr. Levine makes recommendations to the Board regarding each executive officer's base salary and bonus after considering each executive's job function and performance. These recommendations may include the award of stock options pursuant to the Executive Option Grant Program.

The Board believes its executive compensation policies enabled the Trust to attract, motivate and retain senior management by providing a competitive total compensation opportunity based upon performance. Competitive based salaries that reflect the individual's level of responsibility and annual, variable performance-based cash incentive awards are important elements of the Trust's cash compensation philosophy. The Board believes that the program strikes an appropriate balance between short and long-term performance objectives.


WALTER E. AUCH, SR.
NORMAN M. GOLD
MARVIN A. SOTOLOFF


Performance Graph

The graph below compares the cumulative total Shareholder return on the common shares of the Trust for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Index and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Total Return Index for all equity REITs over the same period (assuming the investment of $100 in the Trust's common shares, the S&P 500 Total Return Index and the NAREIT Equity REIT
Total Return Index on December 31, 1989, and the reinvestment of all dividends). In the performance graph provided for the Stockholder Proxy Statement for the year ended December 31, 1992, the Trust had utilized the NAREIT Mortgage Index for comparison to industry or peer performance. Pursuant to the Trust's reinvestment activity during 1993 and 1994, the Trust's characterization transformed from a mortgage REIT whose investments are typically collateralized mortgage loans to that of equity REIT whose investments are characterized as equity ownership real estate. Therefore, management has elected to use the NAREIT Equity REIT Total Return Index for comparison to industry or peer performance and believes that it provides a more meaningful comparison in assessing the Trust's performance for 1994.

Line Graph Entitled:
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG THE TRUST, THE S&P 500 TOTAL RETURN INDEX AND
THE NAREIT EQUITY REIT TOTAL RETURN INDEX







The above graph presents the following cumulative total return data:

Year-End Data:
- --------------
BSRT: 1989 100.00; 1990 74.21; 1991 100.47; 1992 95.93;
1993 120.46; 1994 131.64

S&P 500 Index: 1989 100.00; 1990 96.83; 1991 126.41; 1992 136.10;
1993 149.70; 1994 151.66

NAREIT Equity Index: 1989 100.00; 1990 84.65; 1991 114.86; 1992 131.62;
1993 157.49; 1994 162.49

The Trust has prepared an additional graph as supplemental information which covers the period since the independent members of the Board combined with the Boards of the other Banyan Funds to create Banyan Management Corp. to administer the day-to-day activities of the Trust. Subsequent to February 28, 1990, the Trust went through several years of significant turmoil as it was forced to foreclose on its mortgage loans which were in default and take an equity ownership in the underlying real estate collateral. The last significant reserves associated with the foreclosure process were reported at the end of the first quarter of 1990. The Trust believes that the results after February 28, 1990 represent a reflection of the Trust's most recent operating performance.

Line Graph Entitled:
COMPARISON OF FIFTY-EIGHT MONTH CUMULATIVE TOTAL RETURN
AMONG THE TRUST, THE S&P 500 TOTAL RETURN INDEX AND THE
NAREIT EQUITY REIT TOTAL RETURN INDEX

The above graph presents the following cumulative total return data:

Year-End Data:
- --------------
BSRT: Feb-90 100.00; Dec-90 141.57; Dec-91 191.67;

Dec-92 183.00; Dec-93 229.79; Dec-94 251.13

S&P 500 Index: Feb-90 100.00; Dec-90 102.26; Dec-91 133.78;
Dec-92 144.04; Dec-93 158.43; Dec-94 160.51

NAREIT Equity Index: Feb-90 100.00; Dec-90 88.94; Dec-91 120.68;
Dec-92 138.29; Dec-93 165.47; Dec-94 170.72

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Banyan Management Corp. ("BMC") performs certain administrative services on behalf of the Trust for which it is reimbursed for the costs incurred in performing these services. BMC is owned by the Trust and Banyan Mortgage Investment Fund, Banyan Strategic Land Fund II and Banyan Short Term Income Trust (the "Banyan Funds"). Mr. Levine is the President of BMC but receives no additional compensation. Messrs. Hansen, Higgins and Teglia are employees of the Trust but are compensated by BMC and their compensation is included in the administrative costs for which BMC is reimbursed by the Trust. The directors/trustees of all Banyan Funds serve as directors of BMC but receive no additional compensation. Administrative costs reimbursed by the Trust to BMC for the years ended December 31, 1994, 1993 and 1992 totaled $1,185,409, $783,922 and
$256,985, respectively. BMC allocates its operating expenses among the Banyan Funds for which it performs services and acts as a common paymaster for the Trust and the other Banyan Funds. As of December 31, 1994, the Trust had a net payable due to BMC of $253,250.

SHAREHOLDER PROPOSALS

Shareholder proposals for the 1995 Annual Meeting of Shareholders must be received by the Trust at its executive office in Chicago, Illinois, on or prior to January 19, 1996 for inclusion in the Trust's proxy statement for that meeting. Any Shareholder proposal must meet the requirements set forth in the rules of the Securities and Exchange Commission relating to Shareholder proposals.

OTHER MATTERS

As of the date of this Proxy Statement, no business other than that
discussed above is to be acted  upon at  the Meeting.   If other matters
not known to the Board should, however, properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.


Banyan Strategic Realty Trust
By the order of the Board of Trustees,
Leonard G. Levine
President

Chicago, Illinois
May 15, 1995

A copy of the Banyan Strategic Realty Trust 1994 Annual Report on
Form 10-K filed with the Securities and Exchange Commission will be supplied to Shareholders without charge. Requests for the Report should be directed to:

Banyan Strategic Realty Trust
c/o Investor Relations Department
150 S. Wacker Drive, Suite 2900
Chicago, IL 60606
(312) 553-9800

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE TRUST THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.